UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 27, 2006
(Date of report; date of
earliest event reported)
Commission file number: 1-3754
GENERAL MOTORS ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
SIGNATURES

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
During the preparation of its 2005 Annual Report on Form 10-K, management of General Motors Acceptance Corporation (“GMAC”) became aware of a matter related to the classification and presentation of cash flows for certain mortgage loans in its Consolidated Statement of Cash Flows. Specifically, it was discovered that cash outflows related to certain mortgage loan originations and purchases were not appropriately classified as either operating cash flows or investing cash flows consistent with our original designation as loans held for sale or loans held for investment. In addition, proceeds from sales and repayments related to certain mortgage loans, which initially were classified as mortgage loans held for investment and subsequently transferred to mortgage loans held for sale, were reported as operating cash flows instead of investing cash flows in our Consolidated Statement of Cash Flows, as required by Statement of Financial Accounting Standards No. 102 Statement of Cash Flows — Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale. Finally, certain non-cash proceeds and transfers were not appropriately presented in the Consolidated Statement of Cash Flows or supplemental disclosure to the Consolidated Statement of Cash Flows.
Solely as a result of this determination with respect to the Consolidated Statement of Cash Flows, on March 27, 2006 management recommended to the Audit Committee of GMAC that the Consolidated Financial Statements for the years ended December 31, 2004 and 2003 and the related financial information for those periods and the reports of GMAC's independent registered public accounting firm and the interim Condensed Consolidated Financial Statements for the periods ended March 31, 2005 and 2004, June 30, 2005 and 2004 and September 30, 2005 and 2004 and the related financial information for those periods should no longer be relied upon and should be restated to reflect the correct classification of the cash flows for the activities mentioned above. The Audit Committee agreed with management’s recommendation.
The restatement of the aforementioned information will have no impact on previously reported total cash and cash equivalents. In addition, the restatement will have no effect on GMAC’s Consolidated Statement of Income (including, but not limited to, net income), Consolidated Balance Sheet or Consolidated Statement of Changes in Stockholder’s Equity for any period.
The Audit Committee of the board of directors of GMAC has discussed this matter with its independent registered public accounting firm, Deloitte & Touche LLP.
# # #

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS ACCEPTANCE CORPORATION (Registrant)
Dated: March 28, 2006	/s/ Sanjiv Khattri
Sanjiv Khattri
Executive Vice President, Chief Financial Officer and Director

Dated: March 28, 2006	/s/ Linda K. Zukauckas
Linda K. Zukauckas
Vice President and Corporate Controller